                                                             EXHIBIT 99.I.1(a)-4

                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                             (CHINESE CHARACTERS)*
                (incorporated in Bermuda with limited liability)
                              (CHINESE CHARACTERS)
                        FORM OF ACCEPTANCE AND TRANSFER
       OF ORDINARY SHARES OF US$0.01 EACH IN THE ISSUED SHARE CAPITAL OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                             (CHINESE CHARACTERS)*
                              (CHINESE CHARACTERS)
              To be completed in every detail (CHINESE CHARACTERS)

Branch Registrar in Hong Kong:     Computershare Hong Kong Investor Services Limited    Shops 1712-1716, 17th Floor,
(CHINESE CHARACTERS):              (CHINESE CHARACTERS)                                 Hopewell Centre,
                                                                                        183 Queen's Road East,
                                                                                        Hong Kong
                                                                                        (CHINESE CHARACTERS)

                         -----------------------------------------------------------------------------------------------------------
Insert the total          FOR THE CONSIDERATION stated below the "Transferor(s)" named below hereby transfer(s) to the "Transferee"
number of Ordinary        named below the ordinary shares of US$0.01 each in the issued share capital of Brilliance China
Shares for which          Automotive Holdings Limited (CHINESE CHARACTERS) *(the "Ordinary Shares") specified below.
the Offer is              (CHINESE CHARACTERS) Brilliance China Automotive Holdings Limited
accepted. If no           (CHINESE CHARACTERS) *(CHINESE CHARACTERS)
number is inserted       -----------------------------------------------------------------------------------------------------------
or a number in            Number of Ordinary Shares        FIGURES (CHINESE CHARACTERS)       WORDS (CHINESE CHARACTERS)
excess of your              (CHINESE CHARACTERS)
registered holding       -----------------------------------------------------------------------------------------------------------
of Ordinary Shares        Certificate Number(s)
is inserted, you           (CHINESE CHARACTERS)
will be deemed           -----------------------------------------------------------------------------------------------------------
to have accepted                                           Surname(s)/Company Name            Other Name(s)/Company No.
the Offer in respect                                       (CHINESE CHARACTERS)               (CHINESE CHARACTERS)
of your entire                                            --------------------------------------------------------------------------
registered holding                TRANSFER
of Ordinary Shares.                 FROM
(CHINESE CHARACTERS)           TRANSFEROR(S)/
                          name(s) and address(es)         --------------------------------------------------------------------------
                                  in full                  Registered Address
                            (CHINESE CHARACTERS)           (CHINESE CHARACTERS)
                          (EITHER TYPE-WRITTEN OR
                              WRITTEN IN BLOCK            --------------------------------------------------------------------------
                                 CAPITALS)
                            (CHINESE CHARACTERS)

                                                          --------------------------------------------------------------------------
                                                                                              Telephone Number
                                                                                              (CHINESE CHARACTERS)
                         -----------------------------------------------------------------------------------------------------------
                               CONSIDERATION        HK$0.10 in cash for each Ordinary Share
                            (CHINESE CHARACTERS)    (CHINESE CHARACTERS)
                         -----------------------------------------------------------------------------------------------------------
                                  TRANSFER          Name                (CHINESE
                                     TO                                 CHARACTERS): (CHINESE CHARACTERS)
                                 TRANSFEREE                                          (Huachen Automotive Group Holdings Company
                            (CHINESE CHARACTERS)                                     Limited)*

                                                    Correspondence      (CHINESE
                                                    Address             CHARACTERS): 26 Kunshandong Road, Huanggu District,
                                                                                     Shenyang City, Liaoning Province 110032,
                                                                                     People's Republic of China

                                                    Occupation          (CHINESE
                                                                        CHARACTERS): Corporation (CHINESE CHARACTERS)
                         -----------------------------------------------------------------------------------------------------------
PLEASE DO                 SIGNED by the parties to this form of acceptance and transfer, this        day of           , 2003
NOT DATE                                                                                      ------        ----------
(CHINESE CHARACTERS)      (CHINESE CHARACTERS)           (CHINESE CHARACTERS)           (CHINESE CHARACTERS)
                                              ----------                     -----------
                         -----------------------------------------------------------------------------------------------------------

Signed by the Transferor(s) in the                                                                        ALL JOINT
presence of:                                                                                           HOLDERS MUST
(CHINESE CHARACTERS):                                                                                     SIGN HERE
SIGNATURE OF WITNESS (CHINESE CHARACTERS)                                                                  (CHINESE
                                                                                                        CHARACTERS)

-------------------------------------------------
Address (CHINESE CHARACTERS)

------------------------------------------------- --------------------------------------------------
Occupation (CHINESE CHARACTERS)                             Signature(s) of Transferor(s)
                                                                (CHINESE CHARACTERS)

------------------------------------------------------------------------------------------------------------------------------------
                                       Do not complete (CHINESE CHARACTERS)


Signed by the Transferee in the presence of:
(CHINESE CHARACTERS):                                     For and on behalf of (CHINESE CHARACTERS)
SIGNATURE OF WITNESS (CHINESE CHARACTERS)                 (CHINESE CHARACTERS)
                                                          (Huachen Automotive Group Holdings Company Limited)*
-----------------------------------------------------
Address (CHINESE CHARACTERS)

-----------------------------------------------------

-----------------------------------------------------
Occupation (CHINESE CHARACTERS)
                                                          ----------------------------------------------------------------------
                                                          Signature of Transferee
-----------------------------------------------------     (CHINESE CHARACTERS)

------------------------------------------------------------------------------------------------------------------------------------

* For identification purposes only

THIS FORM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO ANY ASPECT OF THIS FORM OR AS TO THE ACTION TO BE TAKEN, YOU SHOULD CONSULT YOUR STOCKBROKER OR OTHER REGISTERED DEALER IN SECURITIES, BANK MANAGER, SOLICITOR, PROFESSIONAL ACCOUNTANT OR OTHER PROFESSIONAL ADVISER.

IF YOU HAVE SOLD OR TRANSFERRED ALL YOUR ORDINARY SHARES OF US$0.01 EACH ("ORDINARY SHARES") IN BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED (THE "COMPANY"), YOU SHOULD AT ONCE HAND THIS FORM OF ACCEPTANCE AND TRANSFER AND THE ACCOMPANYING OFFER DOCUMENT DATED 9 JANUARY, 2003 (THE "OFFER DOCUMENT") TO THE PURCHASER OR OTHER TRANSFEREE OR TO THE BANK OR STOCKBROKER OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

THE STOCK EXCHANGE OF HONG KONG LIMITED AND HONG KONG SECURITIES CLEARING COMPANY LIMITED TAKE NO RESPONSIBILITY FOR THE CONTENTS OF THIS FORM, WHICH FORMS PART OF THE OFFER DOCUMENT, MAKE NO REPRESENTATION AS TO ITS ACCURACY OR COMPLETENESS AND EXPRESSLY DISCLAIM ANY LIABILITY WHATSOEVER FOR ANY LOSS HOWSOEVER ARISING FROM OR IN RELIANCE UPON THE WHOLE OR ANY PART OF THE CONTENTS OF THIS FORM.


HOW TO COMPLETE THIS FORM

Shareholders are advised to read the Offer Document before completing this form. To accept the conditional cash offer (the "Offer") made by CLSA Limited ("CLSA") on behalf of (CHINESE CHARACTERS) (Huachen Automotive Group Holdings Company Limited)*, Mr. Wu Xiao An (also known as Ng Siu On), Mr. Hong Xing, Mr. Su Qiang (also known as So Keung) and Mr. He Tao (also known as Ho To) (the "Offerors") to acquire your Ordinary Shares at a cash price of HK$0.10 per Ordinary Share, you should complete and sign the form of acceptance and transfer overleaf and forward this entire form, together with the relevant share certificate(s) (the "Share Certificate(s)") and/or transfer receipt(s) and/or any other document(s) of title (and/or satisfactory indemnity or indemnities required in respect thereof), for not less than such number of Ordinary Shares in respect of which you accept the Offer, by post or by hand, marked "Brilliance Share Offer" to the Hong Kong branch share registrar of the Company, Computershare Hong Kong Investor Services Limited (the "Registrar") at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen's Road East, Hong Kong, as soon as possible, but in any event to reach the Registrar by not later than 4:00 p.m. (Hong Kong time) on 6 February, 2003 or such later time and/or date as the Offerors may determine and announce. All words and expressions defined in the Offer Document shall, unless the context otherwise requires, have the same meanings when used in this form.


                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                              (CHINESE CHARACTERS)*
                (incorporated in Bermuda with limited liability)
                              (CHINESE CHARACTERS)


FORM OF ACCEPTANCE AND TRANSFER IN RESPECT OF THE OFFER

TO: THE OFFERORS AND CLSA

1. My/Our execution of the form of acceptance and transfer overleaf (whether or not such form is dated), which shall be binding on me/us and my/our personal representatives, heirs, successors and assigns, shall constitute:

     (a) my/our acceptance of the Offer made by CLSA on behalf of the Offerors, as contained in the Offer Document for the consideration and on and subject to the terms and conditions therein and herein mentioned, in respect of the number of Ordinary Shares specified in the form of acceptance and transfer or, if no such number is specified or a greater number is specified than the number of which I/we am/are registered as the holder(s), in respect of all such Ordinary Shares as to which I/we am/are registered as the holder(s);

     (b) my/our irrevocable instruction and authority to the Offerors and/or CLSA and/or their respective agent(s) to collect from the Company or the Registrar on my/our behalf the Share Certificate(s) in respect of the Ordinary Shares due to be issued to me/us in accordance with, and against surrender of, the enclosed transfer receipt(s) and/or other document(s) of title (if any) (and/or any satisfactory indemnity or indemnities required in respect thereof), which has/have been duly signed by me/us and to deliver the same to the Registrar and to authorise and instruct the Registrar to hold such Share Certificate(s) on and subject to the terms and conditions of the Offer, as if it was/they were Share Certificate(s) delivered to them together with this form of acceptance and transfer;

     (c) my/our irrevocable instructions and authority to the Offerors and/or CLSA and/or their respective agent(s) to send a cheque crossed "Not negotiable-account payee only" drawn in my/our favour for the cash consideration to which I/we shall have become entitled under the terms of the Offer (less seller's ad valorem stamp duty payable by me/us), by post at my/our risk to the person named at the address stated below or, if no name and address is stated below, to me or the first-named of us (in the case of joint registered shareholders) at the registered address shown in the Register:

               (Note: Insert name and address of the person to whom the cheque is to be sent if different from the registered shareholder or the first-named of joint registered shareholders)

               NAME: (in block capitals) ---------------------------------------

               ADDRESS: --------------------------------------------------------

     (d) my/our instruction and authority to the Offerors or CLSA or such person or persons as it/they may direct for the purpose, on my/our behalf, to make and execute the contract note required by Section 19(1) of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong
          Kong) to be made and executed by me/us as the seller(s) of the Ordinary Shares to be sold by me/us under the Offer and to cause the same to be stamped and to cause an endorsement to be made on the form of acceptance and transfer in accordance with the provisions of that ordinance;

     (e) my/our instruction and authority to the Offerors, CLSA, any director of Huachen or of CLSA or their respective agents to complete, amend and execute this form of acceptance and transfer and any document on my/our behalf in connection with my/our acceptance of the Offer including, but without limitation, to insert a date in the form of acceptance and transfer or, if I/we or any other person shall have inserted a date, to delete such date and insert another date and to insert, delete, amend or substitute the transferee in the form of acceptance and transfer and, in relation to the Offer, to do any other act that may be necessary or expedient for the purpose of vesting in Huachen and/or such person or persons as it may direct my/our Ordinary Shares to which this form of acceptance and transfer relates;

     (f) my/our undertaking to execute such further documents and to do such acts and things by way of further assurance as may be necessary or desirable to transfer my/our said Ordinary Shares to the Offerors or such person or persons as they may direct free from all third party rights, liens, charges, encumbrances, and together with all rights attaching thereto, including the right to receive all dividends and/or other distributions, made or paid on the Ordinary Shares after the Announcement Date; and

     (g) my/our agreement to ratify each and every act of thing that may be done or effected by the Offerors or CLSA or their respective agent(s) or such person or persons as it/they may direct on the exercise of any rights contained herein.

2. In the event of the Offer lapsing or in the event that my/our acceptance is not valid, or is treated as invalid, in accordance with the terms of the Offer, all instructions, authorisations and undertakings contained in paragraph 1 above shall cease and in which event, I/we authorise and request you to return to me/us my/our Share Certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof), together with this form duly cancelled, by post at my/our own risk to the person named in paragraph 1(c) above or, if no name and address is stated, to me or the first-named of us (in the case of joint registered shareholders) at the registered address shown in the Register.

     Note: Where you have sent one or more transfer receipt(s) and in the meantime the relevant Share Certificate(s) has/have been collected by the Offerors and/or CLSA or their respective agent(s) from the Company or the Registrar on your behalf, you will be sent such Share Certificate(s) in lieu of the transfer receipt(s).

3. I/We enclose the relevant Share Certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities in respect thereof) for the whole/part of my/our holding of Ordinary Shares which are to be held by you on the terms and conditions of the Offer. I/We understand that no acknowledgment of receipt of any form of acceptance and transfer, Share Certificate(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) will be given.

4. I/We hereby elect to receive payment of the cash consideration to which I/we shall have become entitled under the terms of the Offer (less seller's ad valorem stamp duty payable by me/us) in:

     Hong Kong dollars

     US dollars

     (Notes:

     1. Please indicate your preference by ticking the appropriate box above. If no such indication is given, you will be deemed to have elected to receive payment of the consideration in Hong Kong dollars.

     2. If you elect to receive payment of the consideration in US dollars, the relevant amount will be converted into US dollars based on the 5 February, 2003 noon buying rate in New York City for cable transfers as certified by customs purposes by the Federal Reserve Bank of New York.)

* For identification purposes only

                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                              (CHINESE CHARACTERS)*
                (incorporated in Bermuda with limited liability)
                              (CHINESE CHARACTERS)

             FORM OF ACCEPTANCE AND CANCELLATION OF EMPLOYEE OPTIONS

THIS FORM REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN DOUBT AS TO ANY ASPECT OF THIS FORM OR AS TO THE ACTION TO BE TAKEN, YOU SHOULD CONSULT YOUR STOCKBROKER OR OTHER REGISTERED DEALER IN SECURITIES, BANK MANAGER, SOLICITOR, PROFESSIONAL ACCOUNTANT OR OTHER PROFESSIONAL ADVISER.

Terms used herein shall have the same meanings as defined in the document dated 9 January, 2003, relating to the conditional cash offer made by CLSA Limited on behalf of (CHINESE CHARACTERS) (Huachen Automotive Group Holdings Company Limited)*, Mr. Wu Xiao An (also known as Ng Siu On), Mr. Hong Xing, Mr. Su Qiang (also known as So Keung) and Mr. He Tao (also known as Ho To) (the "Offerors") to acquire all the issued shares (including shares represented by American depositary shares) in the share capital of Brilliance China Automotive Holdings Limited (the "Company") and the share options granted by the Company to certain employees of the Company and its subsidiaries pursuant to the share option scheme adopted by the Company on 18 September, 1999 (other than those already owned or held by the Offerors and parties acting in concert with them).

To:  The Offerors
     The Company

I,                                            of
   ------------------------------------------    -------------------------------

                                                                            ,(1)
---------------------------------------------------------------------------
hereby accept the Offer made by CLSA Limited on behalf of the Offerors and agree to the cancellation of Employee Options granted to me to subscribe for
                                                          (2) ordinary shares of
----------------------------------------------------------
US$0.01 each of the Company ("Ordinary Shares") at the subscription price of HK$1.896 per Ordinary Share at the price of HK$0.01 per Employee Option. The certificate(s) of Employee Options relating to such Employee Options is/are enclosed herewith for the Company's cancellation.(3)

My execution of this form of acceptance and cancellation shall constitute:

(a) my irrevocable instruction and authority to the Offerors to procure the despatch of a cheque crossed "Not negotiable - account payee only" drawn in my favour for the cash consideration to which I shall have become entitled under the terms of the Offer, at my own risk, to me at the address set out in the preceding paragraph; and

(b) my instruction and authority to the Offerors, any director of Huachen or their respective agents to complete, amend and execute this form of acceptance and cancellation and any document on my behalf in connection with my acceptance of the Offer and, in relation to the Offer, to do any other act that may be necessary or expedient for the purpose of cancelling the rights under the Employee Options which are surrendered for cancellation pursuant to this form of acceptance and cancellation.

Dated this                 day of                        , 2003.
           ---------------        -----------------------


---------------------


Signature of the abovementioned optionholder(4)

Notes:

1.   Please insert full name and address in BLOCK CAPITALS.

2. Please insert the number of Ordinary Shares in respect of which the Employee Options to subscribe is surrendered for cancellation. If no number is inserted or a number in excess of your registered holding as represented by your Employee Options is inserted, you will be deemed to have accepted the Offer in respect of your entire entitlement to Ordinary Shares as represented by your Employee Options.

3. If the number of Ordinary Shares in respect of which the Employee Options to subscribe is surrendered for cancellation is less than that under the certificate(s) of Employee Options lodged, the Company will provide a confirmation letter in relation to the balance of the Employee Options to the person lodging the same.

4. The completed form of acceptance and cancellation, together with the relevant certificate(s) of Employee Options for your entire holding of Employee Options, or for the number of Employee Options in respect of which you accept the Offer, should be sent by post or by hand to Suites 2303-2306, 23rd Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong for the attention of the Company Secretary, in an envelope marked "Brilliance Employee Option Offer", as soon as possible but in any event not later than 4:00 p.m. (Hong Kong time) on 6 February, 2003, or such later time and/or date as the Offerors may determine and announce. No acknowledgment of receipt of any form of acceptance and cancellation or certificate(s) of Employee Options will be given.

* For identification purposes only